Exhibit h(3)(b)(i)

AMENDMENT TO SHAREHOLDER SERVICES PLAN

FOR CLASS R2 SHARES OF

MAINSTAY FUNDS TRUST

Schedule A

(Amended & Restated as of January 11, 2013)

FUND
MainStay Balanced Fund
MainStay Cornerstone Growth Fund
MainStay ICAP Equity Fund
MainStay ICAP International Fund
MainStay ICAP Select Equity Fund
MainStay Intermediate Term Bond Fund
MainStay Marketfield Fund
MainStay Retirement 2010 Fund
MainStay Retirement 2020 Fund
MainStay Retirement 2030 Fund
MainStay Retirement 2040 Fund
MainStay Retirement 2050 Fund
MainStay Short Duration High Yield Fund
MainStay U.S. Small Cap Fund